FORM 10f-3              Fund: PaineWebber Balanced Fund

 Record of Securities purchased under the Fund's Rule 10f-3 proceedures.

1.      Issuer: Samsonite Corp.
2.      Date of purchase: 2/6/97        3. Date offering commenced: 2/6/97
4.      Underwriters from whom purchased: Merrill Lynch
5.      "Affiliated Underwriter" managing or participating in syndiaction:
                PaineWebber.
6.      Aggregate principal amount of purchase: $168,000
7.      Aggregate principal amount of offering: $328,572,552
8.      Purchase price (net of fees and expenses): $42
9.      Initial public offering price: $42
10.     Commission, spread or profit: _______%      $1.26
11.     Have the following conditions been satisfied?
                                                         YES    NO
        a. The securities are part of an issue
           registered under the Securities Act of
           1933 which is being offered to the public
           or are "municipal securities" as defined
           in Section 3(a)(29) if the Securities
           Exchange Act of 1934.                         _X_    ___

        b. The securities were purchased prior to the
           end of the first full business day of the
           offering at not more than the initial
           offering price (or, if a rights offering,
           the securities were purchased on or before
           the fourth day preceding the day on which
           the offering terminated.                      _x_    ___

        c. The underwriting was a firm commitment
           underwriting.                                 _x_    ___

        d. The commission spread or profit was
           reasonable and fair in relation to
           that being received by others for
           underwriting similar securities during
           the same period.                              _x_    ___

        e. (1) If securities are registered under the
           Securities Act of 1933, the issuer of the
           securities and its predecessor have been in
           continuous operation for not less than
           three years.                                  _x_    ___

           (2) If securities are municipal securities,
           the issue of securities has received an
           investment grade rating from a nationally
           recognized statistical rating organization
           or, if the issuer or entity supplying the
           revenues from which the issue is to be paid
           shall have been in continuous operation for
           less than three years (including any pre-
           decessor), the issue has received one of the
           three highest ratings from at least one such
           rating organization.                          N/A    ___

        f. The amount of such securities purchased by
           all of the investment companies advised by
           Mitchell Hutchins did not exceed 4% of the
           principal amount of the offering or $500,000
           in principal amount, whichever is greater,
           provided that in no event did such amount
           exceed 10% of the principal amount of the
           offering.                                     _x_    ___

        g. The purchase price was less than 3% of the
           Fund's total assets.                          _x_    ___

        h. No Affiliated Underwriter was a direct or
           indirect participant in or beneficiary of
           the sale or, with respect to municipal
           securities, no purchases were designated
           as group sales or otherwise allocated to
           the account of any Affiliated Underwriter.    _x_    ___

 Approved: Mark Tincher     Date 2/6/97

 Form 10f-3      Fund: PaineWebber Balanced Fund

 Record of Securities Purchased under the Fund's Rule 10f-3 proceedures.

1.      Issuer: U.S. Rental
2.      Date of Purchase: 2/2/97
3.      Date of offering commenced: 2/21/97
4.      Underwriters from whom purchased: Donaldson, Lufkin & Jenrette
                Securities.
5.      "Affiliated Underwriter" managing or participating in syndicate:
                PaineWebber.
6.      Aggregate principal amount of purchase: $73,500.
7.      Aggregate principal amount of offering: $200,000,000.
8.      Purchae price (net of fees and expenses): $20
9.      Initial public offering price: $20.
10.     commission, spread of profit:  ______%  $0.75
11.     Have the following conditions been satisfied?
                                                         YES     NO
        a. The securities are part of an issue
           registered under the Securities Act of
           1933 which is being offered to the public
           or are "municipal securities" as defined in
           Section 3(a)(29) of the Securities Act of
           1934.                                         _x_    ___

        b. The securities were purchased prior to the
           end of the first full business day of the
           offering at not more than the initial
           offering price (or, if a rights offering,
           the securities were purchased on or before
           the fourth day preceeding the day on which
           the offering terminated.                      _x_    ___

        c. the underwriting was a firm commitment
           underwriting.                                 _x_    ___

        d. The commission, spread or profit was
           reasonable and fair in relation to that
           being received by others for underwriting
           similar securities during the same period.    _x_    ___

        e. (1) If securities are registered under
           the Securities Act of 1933, the issuer
           of the securities and its predecessor have
           been in continuous operation for not less
           three years.                                  _x_    ___

           (2) If securities are municipal securities,
           the issue of securities has received an
           investment grade rating from a nationally
           recognized statistical rating organization
           or if the issuer or entity supplying the
           revenues from which the issue is to be paid
           shall have been in continuous operation for
           less than three years (including any pre-
           decessor), the issue has received one of the
           three highest ratings from at least one such
           rating organization.                          N/A    ___

        f. The amount of such securities purchased
           by all of the investment companies advised
           by Mitchell Hutchins did not exceed 4% of
           the principal amount of the offering or
           $500,000 in principal amount, whichever is
           greater, provided that in no event did such
           amount exceed 10% of the principal amount
           of the offering.                              _x_    ___

        g. The purchase price was less than 3% of the
           Fun's total assets.                           _x_    ___

        h. No Affiliated Underwriter was a direct or
           indirect participant in or beneficiary of
           the sale or, with respect to municipal
           securities, no purchases were designated
           as group sales or otherwise allocated to
           the account of any Affiliated Underwriter.    _x_    ___

Approved: Mark Tincher   Date: 2/24/97

Form 10f-3      Fund: PaineWebber Balanced Fund

Record of Securities purchased under theFund's Rule 10f-3 proceedures.

1.      Issuer: Yuri Systems
2.      Date of Purchase: 2/5/97
3.      Date offering commenced: 2/5/97
4.      Underwriters from whom purchased: Alex Brown
5.      "Affiliated Underwriter" managing or participating in syndicate:
                PaineWebber.
6.      Aggregate principal amount of purchase: $48,000.
7.      Aggregate principal amount of offering: $48,000,000.
8.      Purchase price (net of fees and expenses): $12.
9.      Initial public offering price: $12.
10.     Commission, spread or profit: ______%   $0.47.
11.     Have the following conditions been satisfied?
                                                         YES     NO
        a. The securities are part of an issue
           registered under the Securities Act of
           1933 which is being offered to the public
           or are "municipal securities" as defined
           in Section 3(a)(29) of the Securities
           Exchange Act of 1934.                         _x_    ___

        b. The securities were purchased prior to the
           end of the first full business day of the
           offering at not more than the initial
           offering price (or, if a rights offering,
           the securities were purchased on or before
           the fourth day preceding the day on which
           the offering terminated.                      _x_    ___

        c. The underwriting was a firm commitment
           underwriting.                                 _x_    ___

        d. The commission, spread or profit was
           reasonable and fair in relation to that
           being received by others for underwriting
           similar securities during the same period.    _x_    ___

        e. (1) If securities are registered under
           the Securities Act of 1933, the issuer of
           the securities and its predecessor have
           been in continuous operation for not less
           than three years.                             _x_    ___

           (2) If securities are municipal securities,
           the issue of securities has received an
           investment grade rating from a nationally
           recognized statistical rating organization
           or if the issuer or entity supplying the
           revenues from which the issue is to be
           paid shall have been in continuous operation
           for less than three years (including any pre-
           decessor), the issue has received one of the
           three highest ratings from at least one such
           rating organization.                          N/A    ___

        f. The amount of such securities purchased by
           all of the investment companies advised by
           Mitchell Hutchins did not exceed 4% of the
           principal amount of the offering or $500,000
           in principal amount, whichever is greater,
           provided that in no event did such amount
           exceed 10% of the principal amount of
           the offering.                                 _x_    ___

        g. The purchase price was less than 3% of the
           Fund's total assets.                          _x_    ___

        h. No Affiliated Underwriter was a direct or
           indirect participant in or beneficiary of
           the sale or, with respect to municipal
           securities, no purchases were designated
           as group sales or otherwise allocated to
           the account of any Affiliated Underwriter.    _x_    ___

Approved: Mark Tincher    Date: 2/5/97